UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Agios Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

38 Sidney Street, 2nd Floor, Cambridge, Massachusetts 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 30, 2014

Dear Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Friday, May 30, 2014, beginning at 1:00 p.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the following purposes:

1.	To elect three directors to serve as class I directors for a three-year term to expire at the 2017 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 4, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders as of the record date are cordially invited to attend the meeting.

By Order of the Board of Directors,

David P. Schenkein, M.D.

Chief Executive Officer

Cambridge, Massachusetts

April 7, 2014

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

38 Sidney Street, 2nd Floor, Cambridge, Massachusetts 02139

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 30, 2014

The board of directors of Agios Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on May 30, 2014 at 1:00 p.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 30, 2014:

This proxy statement and our annual report are available electronically at www.proxyvote.com.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2014 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 15, 2014 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 4, 2014 are entitled to vote at the annual meeting. On this record date, there were 31,797,407 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

(1)	To elect three directors to serve as Class I directors for a three-year term.

(2)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment thereof.

How many votes do I have?

Each share of our common stock that you own as of April 4, 2014 entitles you to one vote.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on May 29, 2014, the day before the annual meeting, for your proxy to be validly submitted over the Internet and your vote to count.

(2)	By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on May 29, 2014, the day before the annual meeting, for your telephonic proxy to be valid and your vote to count.

(3)	By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card not later than May 29, 2014, the day before the annual meeting, for your mailed proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm, or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm, or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Meeting: You must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date in order to vote your shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Daylight Time, on May 29, 2014.

(2)	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as instructed above. Broadridge must receive the proxy card no later than May 29, 2014. Only your latest dated proxy will be counted.

(3)	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote in person at the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s proxy as described in the answer to the question “How do I vote?” above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or by ballot at the annual meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on routine matters but it will not be allowed to vote your shares with respect to certain non-routine items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted.

Your brokerage firm cannot vote your shares on any matter that is not considered routine. Proposal 1, election of directors, is not considered a routine matter. If you do not instruct your brokerage firm how to vote with respect to this items, your brokerage firm may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, ratification of the appointment of our independent registered public accounting firm, is considered a routine matter, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.

How many shares must be represented to hold the annual meeting?

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposal 1, or broker non-votes. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 4, 2014, or approximately 15,898,704 shares, constitutes a quorum at the meeting, permitting us to conduct the business of the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a routine matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is considered a routine matter. If your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2014 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2014.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of each of the three nominees to serve on our board of directors, each for a three-year term; and

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Are there other matters to be voted on at the annual meeting?

We do not know of any matters that may come before the annual meeting other than the election of our board of directors and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 that we filed with the SEC, we will send you one without charge. Please write to:

Agios Pharmaceuticals, Inc.

38 Sidney Street, 2nd Floor, Cambridge, Massachusetts 02139

Attn: Investor relations

All of our SEC filings are also available free of charge in the “Investors & Media —SEC Filings” section of our website at www.agios.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors by appointment.

The term of office of our Class I directors, Dr. Lewis C. Cantley, Perry Karsen and Paul J. Clancy will expire at the 2014 annual meeting. Accordingly, the nominees for Class I directors for election at the 2014 annual meeting are Dr. Cantley and Messrs. Karsen and Clancy. If any of Dr. Cantley or Messrs. Karsen or Clancy are elected at the 2014 annual meeting, such individual will be elected to serve for a three-year term that will expire at our 2017 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Cantley and Messrs. Karsen and Clancy or in the event that any of Dr. or Messrs. Cantley, Karsen or Clancy are not a candidate or are unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2017 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Agios Pharmaceuticals, Inc.
Dr. Lewis C. Cantley	65	Director
Perry Karsen	59	Director
Paul J. Clancy	52	Director

Lewis C. Cantley, Ph.D. has served as a member of our board of directors since August 2007. Dr. Cantley has served as a director of the Cancer Center at Weill Cornell Medical College and New York-Presbyterian Hospital since October 2012. Prior to that, from 1992 to 2012 Dr. Cantley was a professor of systems biology at Harvard Medical School and chief of the division of Signal Transduction at Beth Israel Deaconess Medical Center, a major teaching hospital of Harvard Medical School in Boston. From 2007 to 2012, Dr. Cantley also served as director of the Cancer Center at Beth Israel Deaconess Medical Center. Dr. Cantley is a member of the American Academy of Arts and Sciences and the National Academy of Sciences, and serves on the editorial boards of the journals Cell and the Journal of Cell Biology. Dr. Cantley is the recipient of the 2005 Pezcoller Foundation-American Association for Cancer Research International Award for Cancer Research, for his

leadership in the field of signal transduction, including the discovery of the phosphatidylinositol -3-kinase (P13K) signaling pathway. Dr. Cantley received his B.S. in chemistry from West Virginia Wesleyan College, and obtained a Ph.D. in biophysical chemistry from Cornell University. Dr. Cantley’s qualifications to sit on our board of directors include his position as a foremost expert in understanding the biochemical pathways linking cancer and metabolism.

Perry Karsen has served as a member of our board of directors since November 2011. Mr. Karsen currently serves as the chief executive officer of the Celgene Cellular Therapeutics division of Celgene Corporation, a publicly-traded global biopharmaceutical company, and as executive vice president of Celgene Corporation. Mr. Karsen served as chief operations officer of Celgene from July 2010 to May 2013, and as senior vice president and head of worldwide business development of Celgene from 2004 to 2009. Between February 2009 and July 2010, Mr. Karsen was chief executive officer of Pearl Therapeutics, a privately held biotechnology company. Prior to his tenure with Celgene, Mr. Karsen held executive positions at Human Genome Sciences, Bristol-Myers Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen served as a general partner at Pequot Ventures. Mr. Karsen serves as a member of the boards of directors of the Biotechnology Industry Organization (BIO), BayBio and the Life Sciences Foundation. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana-Champaign. Mr. Karsen brings to his service as a director his significant executive leadership experience, including his experience as an executive at some of the largest and most successful multi-national pharmaceutical companies, as well as his membership on boards of directors of various trade organizations.

Paul J. Clancy has served as a member of our board of directors since September 2013. Mr. Clancy has more than 20 years of experience in financial management and strategic business planning, and has served as the executive vice president and chief financial officer at Biogen Idec Inc. since August 2007. He also served as senior vice president of finance of Biogen Idec Inc., with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the merger of Biogen and Idec, Mr. Clancy was the vice president of portfolio management at Biogen Inc. He joined Biogen Inc. in 2001 as vice president of U.S. marketing. Before Biogen Inc., Mr. Clancy spent 13 years at PepsiCo Inc., serving in a variety of financial and general management positions, including vice president and general manager of their Great West Business Unit. Mr. Clancy has an MBA from Columbia Business School in New York City and received his B.S. in business administration from Babson College in Wellesley, MA. We believe Mr. Clancy is qualified to serve as a member of our board of directors due to his extensive financial and executive leadership experience at large multi-national pharmaceutical companies.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF DR. LEWIS C. CANTLEY, PERRY KARSEN AND PAUL J. CLANCY.

Members of the Board of Directors Continuing in Office

Term Expiring at the 2015 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Agios Pharmaceuticals, Inc.
Douglas G. Cole, M.D.	53	Director
John M. Maraganore, Ph.D.	51	Director
Kevin P. Starr	51	Director

Douglas G. Cole, M.D. has served as a member of our board of directors since December 2007. Dr. Cole has been a general partner of Flagship Ventures, where he has focused on life science investments, since 2001.

He currently serves on the board of directors of Receptos, Inc., a publically traded biopharmaceutical company and on the boards of directors of several private biopharmaceutical companies, including Ensemble Therapeutics, Quanterix Corporation, Permeon Biologics, Inc., and Syros Pharmaceuticals Inc. In the past five years Dr. Cole has served on the boards of Seventh Sense Biosystems, Inc., Resolvyx Pharmaceuticals, Inc., AVEO Pharmaceuticals, Inc., Tetraphase Pharmaceuticals, Inc., Concert Pharmaceuticals, Inc., Selecta Biosciences, Inc., Avedro, Inc., Zalicus, Inc. (formerly CombinatoRx), CGI Pharmaceuticals, and Morphotek Inc. Dr. Cole holds a B.A. in English from Dartmouth College and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Cole’s qualifications to sit on our board of directors include his substantial experience as an investor in early stage biopharmaceutical and life sciences companies, as well as his experience serving on the board of directors for several biopharmaceutical companies.

John M. Maraganore, Ph.D. has served as a member of our board of directors since November 2011. Since December 2002, Dr. Maraganore has served as the chief executive officer and as a director of Alnylam Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company. From December 2002 to December 2007, Dr. Maraganore served as president of Alnylam. From April 2000 to December 2002, Dr. Maraganore served as senior vice president, strategic product development with Millennium. Before Millennium, he served as director of molecular biology and director of market and business development at Biogen, Inc. (now Biogen Idec, Inc.), a publicly-traded company. Prior to Biogen, Dr. Maraganore was a scientist at ZymoGenetics, Inc. and The Upjohn Company. Dr. Maraganore is also chairman of the board of directors of Regulus Therapeutics, Inc., a publicly-traded company, and a director of bluebird bio, Inc. and Tempero Pharmaceuticals. In addition, he is a venture partner at Third Rock Ventures, L.P., where he participates in a limited capacity focusing on guiding strategy for Third Rock and its portfolio companies. He is also a member of the Immunology Advisory Council of Harvard Medical School and a member of the board of directors of the Biotechnology Industry Organization. Dr. Maraganore holds an M.S. and a Ph.D. in Biochemistry and Molecular Biology from the University of Chicago and a B.A. in Biological Sciences also from the University of Chicago. Dr. Maraganore has over 25 years of experience in the biotechnology industry, bringing to our board critical scientific, research and development, and general management expertise.

Kevin P. Starr has served as a member of our board of directors since June 2008. Since April 2007, Mr. Starr has been a Partner of Third Rock Ventures, a venture capital firm. From January 2003 to March 2007, Mr. Starr was an entrepreneur. From December 2001 to December 2002, Mr. Starr served as chief operating officer of Millennium. He also served as Millennium’s chief financial officer from December 1998 to December 2002. Mr. Starr currently serves on the board of directors of Alnylam. Mr. Starr also serves on the boards of Zafgen, Inc., PanOptica, Inc., MyoKardia, Inc., Global Blood Therapeutics, Inc., Afferent Pharmaceuticals, and SAGE Therapeutics. Mr. Starr received an M.S. in Corporate Finance from Boston College and a B.A. in Mathematics and Business from Colby College. Mr. Starr’s qualifications to serve on our board of directors include executive management roles with responsibility over key financial and business planning functions, including extensive experience in the oversight of financial audits, the design and implementation of financial controls, and corporate governance best practices. In addition, as an entrepreneur and venture capitalist, Mr. Starr has focused on the formation, development and business strategy of multiple start-up companies.

Term Expiring at the

2016 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Agios Pharmaceuticals, Inc.
David P. Schenkein, M.D.	56	Chief Executive Officer and Director
Robert T. Nelsen	50	Director
Marc Tessier-Lavigne, Ph.D.	54	Director

David P. Schenkein, M.D. joined Agios in August 2009 as chief executive officer and a member of our board of directors. Dr. Schenkein has been a hematologist and medical oncologist for more than 20 years. He currently serves as an adjunct attending physician in hematology at Tufts Medical Center and is a member of the board of directors of the Biotechnology Industry Organization, the world’s largest biotechnology trade association, a position he has held since 2012. Prior to joining Agios, from March 2006 to July 2009,

Dr. Schenkein was the senior vice president, clinical hematology/oncology at Genentech, Inc., a pharmaceutical company, where he was responsible for numerous successful oncology drug approvals and leading the medical and scientific strategies for its BioOncology portfolio. While at Genentech, he served as an adjunct clinical professor of medical oncology at Stanford University School of Medicine. Prior to joining Genentech, he served as the senior vice president of clinical research at Millennium Pharmaceuticals, Inc. (a wholly-owned subsidiary of Takeda Pharmaceuticals Company Limited), overseeing the clinical development and worldwide approval of VELCADE®, a first-in-class cancer therapy now approved to treat multiple myeloma and non-Hodgkins lymphoma. Dr. Schenkein currently serves on the board of directors of Foundation Medicine, Inc., bluebird bio, Inc., and Blueprint Medicines Inc., all private biopharmaceutical companies. Dr. Schenkein holds a B.A. in chemistry from Wesleyan University and an M.D. from the State University of New York Upstate Medical School. We believe that Dr. Schenkein’s detailed knowledge of our company and his extensive background in the biotechnology industry, including his roles at Genentech and Millennium, provide a critical contribution to our board of directors.

Robert T. Nelsen has served as a member of our board of directors since December 2007. Mr. Nelsen was a co-founder of ARCH Venture Partners, a venture capital firm, and has served in various capacities for ARCH and affiliated entities since July 1986. Mr. Nelson is currently a managing director of ARCH Venture Corporation. Mr. Nelsen has played a significant role in the early sourcing, financing and development of more than 30 companies. Mr. Nelsen is a director of Ikaria, Inc., Kythera Biopharmaceuticals, Inc., Sapphire Energy, Inc., Fate Therapeutics, Inc., Ensemble Therapeutics Corporation, NeurogesX, Inc., Bellerophon Therapeutics, LLC, Juno Therapeutics, Inc., SAGE Therapeutics Inc., Syros Pharmaceuticals Inc., and serves as chairman of the board of Hua Medicine. Mr. Nelsen also serves as a Trustee of the Fred Hutchinson Cancer Research Institute, the Institute for Systems Biology, and is a director of the National Venture Capital Association. Mr. Nelsen previously served on the boards of Illumina, Inc, Ikaria Inc., Caliper Life Sciences, Inc, Adolor Corporation, Receptos, Inc., and entities affiliated with deCode Genetics, Inc, among others. Mr. Nelsen received a B.S. with majors in Biology and Economics from the University of Puget Sound and an M.B.A. from the University of Chicago. We believe Mr. Nelsen is qualified to sit on our board of directors due to his extensive experience as an investor in, and director of, early stage biopharmaceutical and life sciences companies.

Marc Tessier-Lavigne, Ph.D. has served as a member of our board of directors since September 2011. Dr. Tessier-Lavigne has served as president of the Rockefeller University, as well as professor and Head of the Laboratory of Brain Development and Repair, since 2011. Previously, he was employed at Genentech, Inc. from 2003 to 2011, where he became executive vice president for research and chief scientific officer, and directed 1,400 people in disease research and drug discovery in cancer, immune disorders, infectious diseases and neurodegenerative diseases. Prior to his tenure at Genentech, Dr. Tessier-Lavigne was an investigator with the Howard Hughes Medical Institute from 1994 to 2003 and a professor at Stanford University and the University of California, San Francisco from 1991 to 2003. He is a member of the Board of Directors of Pfizer Inc. and Regeneron Pharmaceuticals Inc. He is a member of the National Academy of Sciences and its Institute of Medicine, and a fellow of the Royal Society (UK), the Royal Society of Canada, the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the Academy of Medical Sciences (UK). Dr. Tessier-Lavigne earned undergraduate degrees from McGill University and from Oxford University, where he was a Rhodes Scholar. He received his Ph.D. from University College London, and conducted postdoctoral work at the MRC Developmental Neurobiology Unit in London and at Columbia University. Dr. Tessier-Lavigne’s qualifications to sit on our board of directors include his pioneering research, his deep scientific knowledge and his reputation as an exceptional leader in the biotechnology industry.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Agios Pharmaceuticals, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, corporate governance guidelines and charters for our audit committee, our compensation committee, our nominating and governance committee and our science and technology committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors & Media section of our website, www.agios.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or NASDAQ listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Agios Pharmaceuticals, Inc., 38 Sidney Street, 2nd Floor, Cambridge, MA 02139.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Drs. Schenkein and Cantley and Mr. Karsen, is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our board of directors also determined that Drs. Cole and Maraganore and Mr. Starr and Mr. Clancy, who comprise our audit committee, Drs. Maraganore and Tessier-Lavigne and Mr. Nelsen, who comprise our compensation committee, and Dr. Cole and Mr. Starr, who are members of our nominating and corporate governance committee, satisfy the independence standards for such committees established by the Securities and Exchange Commission and the

NASDAQ Listing Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Starr, an independent director, who possesses an in-depth knowledge of our issues, opportunities and challenges. We believe he is the person best positioned to ensure our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes Mr. Starr is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. The science and technology committee assists the Board’s oversight of the Company’s research and development activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

Our board of directors met 7 times during our fiscal year 2013, including telephonic meetings. During that year, each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees on which he served.

Committees of the Board of Directors

We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investors & Media — Corporate Governance” section of our website at www.agios.com.

Audit Committee

The members of our audit committee are Mr. Clancy, Drs. Cole and Maraganore and Mr. Starr. Mr. Clancy is the chair of the audit committee. Our board of directors has determined that Mr. Clancy and Mr. Starr qualify as audit committee financial experts within the meaning of SEC regulations and the NASDAQ Listing Rules. In making this determination, our board has considered the formal education and nature and scope of each such director’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met 5 times during fiscal year 2013, including telephonic meetings. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	recommending to our board whether the audited financial statements should be included in our annual report;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee

The members of our compensation committee are Drs. Maraganore and Tessier-Lavigne and Mr. Nelsen. Dr. Tessier-Lavigne is the chair of the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met 7 times during fiscal year 2013. The compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis”, when applicable; and

•	preparing the compensation committee report required by SEC rules.

The compensation committee generally meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with the chief executive officer or the chief operating officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The compensation committee engaged Radford, an AON Hewitt company, during the fiscal year ended December 31, 2013. Radford did not determine or make recommendations to the compensation committee regarding the amount or form of compensation of our executive officers or directors for fiscal year ended December 31, 2013, other than to consult the compensation committee on our broad-based bonus plan which is available generally to all of our salaried employees.

During the fiscal year ended December 31, 2013, the compensation committee also engaged Radford to assist the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2014. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Radford, established a peer group of 17 publicly traded, national and regional companies in the biopharmaceutical industry that was selected based on a balance of the following criteria:

•	companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.

The peer group for our executive compensation benchmarking is approved by the compensation committee annually and based on these criteria, our peer group for 2014 was comprised of the following companies:

ACADIA Pharmaceuticals, Inc.	Clovis Oncology, Inc.	Receptos, Inc.

Acceleron Pharma, Inc.	Epizyme, Inc.	Sangamo Biosciences, Inc.

Alnylam Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.

Array BioPharma Inc.	Lexicon Pharmaceuticals, Inc.	Stemline Therapeutics, Inc.

bluebird bio, Inc.	OncoMed Pharmaceuticals, Inc.	Synageva BioPharma Corporation

Celldex Therapeutics, Inc.	Portola Pharmaceuticals, Inc.

Radford also compared the total compensation of our executive leadership team to a broader biotechnology industry group, which for 2014, consisted of 63 biopharmaceutical companies listed in the 2013 Radford Global Life Sciences Survey, with a focus on companies with 20 to 250 employees and with a market capitalization between $200 million and $5 billion.

We believe that the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and better established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that we vary from our historic compensation practices or deviate from our general compensation philosophy under certain circumstances.

Historically, the compensation committee has made, or has recommended that the independent members of the Board make, most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the last quarter of the year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The compensation committee is responsible for making determinations regarding compensation of employees at the level of vice president or above, excluding executive officers, making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires and high performers and making material changes to benefits offered to our employees. In addition, the compensation committee makes recommendations to our board of directors regarding the compensation of directors and executive officers, the initiation of offerings under our 2013 employee stock purchase plan, and the determination of the size of annual “evergreen” increases to the number of shares reserved under our 2013 stock incentive plan and 2013 employee stock purchase plan.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2013, the compensation committee did not form or delegate authority to such subcommittees. During fiscal year 2013, the compensation committee delegated to the chief executive officer, or if the chief executive officer was unavailable, the chief operating officer, decision-making authority related to initial salary levels and salary adjustments, incentive payments and option grants for non-executive employees and non-material changes to employee benefits. Such delegated decision-making is governed by guidelines established by the compensation committee. During the fiscal year 2013, 44,200 options were granted pursuant to this delegated authority.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Cantley and Cole and Mr. Starr. Mr. Starr is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met 1 time during fiscal year 2013. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending corporate governance principles to the board; and

•	overseeing periodic evaluations of the board.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our board of directors has determined that Dr. Cole and Mr. Starr are independent as independence is currently defined in applicable NASDAQ listing standards. Although the board of directors determined that Dr. Cantley does not satisfy the independence standards, under NASDAQ Marketplace Rule 5615(b)(1), we are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements set forth in NASDAQ Marketplace Rule 5605(e) as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Within one year of our listing on The NASDAQ Global Select Market, we expect that our nominating and corporate governance committee will comply with the independence requirements under the NASDAQ Marketplace Rules.

Science and Technology Committee

The members of our science and technology committee are Drs. Cantley and Tessier-Lavigne. Dr. Tessier-Lavigne is the chair of the science and technology committee. The science and technology committee assists our board’s oversight of our research and development activities. The science and technology committee met 4 times during fiscal year 2013, including telephonic meetings. The committee’s responsibilities include:

•	reviewing, evaluating, and advising our board and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;

•	monitoring and evaluating trends in research and development, and recommending to our board and management emerging technologies for building the company’s technological strength;

•	recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

•	advising our board and management on the scientific aspects of business development transactions;

•	regularly reviewing the company’s research and development pipeline;

•	assisting our board with its oversight responsibility for enterprise risk management in areas affecting the company’s research and development; and

•	reviewing such other topics as delegated to the science and technology committee from time to time by our board.

Compensation Committee Interlocks and Insider Participation

For 2013, the members of our compensation committee were Dr. Tessier-Lavigne (chairperson), Dr. Maraganore and Mr. Nelson, each of whom is an independent director. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the fiscal year ended December 31, 2013.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.agios.com, a current copy of the code and all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company;

•	strong finance experience;

•	commitment to understand our company and its industry;

•	interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of our company and its stockholders. The committee further believes it is appropriate for at least one member of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The committee believes it is appropriate for our chief executive officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2015 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.

Communications with Our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Agios Pharmaceuticals, Inc., 38 Sidney Street, 2nd Floor, Cambridge, MA 02139. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

We compensate non-employee members of the board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

In March 2014 our board of directors, upon the recommendation of our compensation committee, established the following compensation guidelines for non-employee board members:

•	each non-employee director receives an option to purchase 25,000 shares of common stock upon his or her election to the board;

•	each non-employee director receives an option to purchase 12,500 shares of common stock at each annual meeting following his or her election to the board;

•	each non-employee director receives $35,000 per year;

•	each new non-employee chairman of the board receives an additional $30,000 per year;

•	each non-employee director who serves on a committee of the board receives additional compensation as follows:

¡	the chairperson of the audit committee receives $15,000 per year and an annual grant of an option to purchase 1,500 shares of common stock at each annual meeting;

¡	each member of the audit committee, other than the chairperson, receives $7,500 per year;

¡	the chairperson of the compensation committee receives $10,000 per year and an annual grant of an option to purchase 750 shares of common stock at each annual meeting;

¡	each member of the compensation committee, other than the chairperson, receives $5,000 per year

¡	the chairperson of the nominating and corporate governance committee receives $7,000 per year and an annual grant of an option to purchase 750 shares of common stock at each annual meeting;

¡	each member of the nominating and corporate governance committee, other than the chairperson, receives $3,500 per year;

¡	the chairperson of the science and technology committee receives $10,000 per year and an annual grant of an option to purchase 750 shares of common stock at each annual meeting; and

¡	each member of the science and technology committee, other than the chairperson, receives $5,000 per year.

The stock options granted to our non-employee directors have an exercise price equal to the fair market value of our common stock on the date of grant, expire ten years after the date of grant, and are subject to vesting based upon a director’s continued service on our board.

To the extent that a non-employee director has other responsibilities, such director may receive additional compensation to the extent as deemed necessary by our board of directors.

Pursuant to a consulting agreement, Dr. Cantley serves as a special scientific consultant to us, with a commitment of one day per week, for which he is paid $175,000 annually.

In 2013, certain of our independent directors were compensated pursuant to compensation guidelines that were established by our board, upon the recommendation of our compensation committee, in December 2012. These guidelines were reviewed and updated in September 2013 and were further updated in March 2014. The following table sets forth information concerning the compensation for our non-employee directors during the fiscal year ended December 31, 2013 based upon the guidelines that were in effect in 2013:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Lewis C. Cantley, Ph.D.(2)	—	—	—
Douglas G. Cole, M.D.	—	—	—
Perry Karsen	—	—	—
John M. Maraganore, Ph.D.	$38,750	$133,439(3)	$172,189
Robert T. Nelsen	—	—	—
Kevin P. Starr	—	—	—
Marc Tessier-Lavigne, Ph.D.	$34,000	$143,447(4)	$177,447
Paul J. Clancy	$21,250	$456,269(5)	$477,519

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2013 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements filed on our Annual Report on Form 10-K, filed with the SEC on March 18, 2014.

(2)	Excludes $175,000 in annual compensation paid to Dr. Cantley pursuant to a consulting agreement under which Dr. Cantley serves as a special scientific consultant to us, with a commitment of one day per week. As of December 31, 2013, Dr. Cantley held 363,636 shares of our common stock and options to purchase 145,454 shares of our common stock.

(3)	Represents an option to purchase 10,000 shares of common stock granted to Dr. Maraganore during 2013 for service on our board of directors. The shares subject to this option vest in full on December 4, 2014. As of December 31, 2013, Dr. Maraganore held 44,333 shares of our common stock and options to purchase 10,000 shares of our common stock.

(4)	Represents an option to purchase 10,750 shares of common stock granted to Dr. Tessier-Lavigne during 2013 for service on our board of directors. The shares subject to this option vest in full on December 4, 2014. As of December 31, 2013, Dr. Tessier-Lavigne held 101,009 shares of our common stock and options to purchase 15,113 shares of our common stock.

(5)	Represents options to purchase an aggregate of 23,500 shares of common stock granted to Mr. Clancy during 2013 for service on our board of directors. Mr. Clancy was granted options to purchase 22,000 shares of common stock upon election to the board, of which 25% will vest on the first anniversary of the grant date and the remaining shares will vest monthly thereafter in equal increments over 36 months. Mr. Clancy was also granted options to purchase 1,500 shares of common stock which will vest in full on December 1, 2014.

Dr. Schenkein, one of our directors who also serves as our chief executive officer, does not receive any additional compensation for his service as a director.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013 and discussed them with Company management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, we have discussed with Ernst & Young LLP its independence from management and the Company, have received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Paul J. Clancy (chairperson)

Douglas G. Cole

John M. Maraganore

Kevin P. Starr

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 4, 2014:

Name	Age	Position(s)
David P. Schenkein, M.D.	56	Chief Executive Officer
J. Duncan Higgons	59	Chief Operating Officer
Scott Biller, Ph.D.	58	Chief Scientific Officer
Glenn Goddard	43	Senior Vice President, Finance

The biography of David P. Schenkein, M.D. can be found under “Proposal 1: Election of Directors.”

J. Duncan Higgons joined Agios in May 2009 as chief operating officer. Prior to joining Agios, Mr. Higgons worked at Archemix Corporation, a privately held biopharmaceutical company, from 2006 to 2009, where he most recently served as president, chief operating officer and interim chief executive officer. Prior to Archemix, Mr. Higgons served as the chief commercial officer at TransForm Pharmaceuticals, Inc., a privately-held biotechnology company which was acquired by Johnson & Johnson Company. Mr. Higgons holds a B.Sc. in Mathematics from King’s College University of London and an M.Sc. in Economics from London Business School.

Scott Biller, Ph.D. joined Agios in September 2010 as chief scientific officer, with more than 25 years of drug discovery and development experience. Most recently, from 2003 to September 2010, Dr. Biller was vice president and head of global discovery chemistry at the Novartis Institutes for Biomedical Research. Prior to that, Dr. Biller held the positions of vice president, pharmaceutical candidate optimization at the Bristol Myers Squibb or BMS, Pharmaceutical Research Institute and executive director of drug discovery chemistry for the BMS research site in Lawrenceville, New Jersey. Among his other key leadership positions at BMS, Dr. Biller was the executive director of metabolic diseases chemistry. He contributed to the drug candidate pipelines at both BMS and Novartis, culminating in two medicines launched worldwide (Onglyza® for the treatment of Type 2 diabetes and Juxtapid® for familial hypercholesterolemia) and three additional drugs reaching phase 3 clinical development. Dr. Biller earned a S.B. degree in Chemistry at MIT, a Ph.D. in Organic Chemistry at Caltech and was an NIH Postdoctoral Fellow at Columbia University focusing on natural product synthesis.

Glenn Goddard joined Agios in July 2010 as vice president, finance, and was promoted to senior vice president, finance in September 2013. Mr. Goddard brings more than 10 years of experience in emerging private and public platform-based biopharmaceutical companies. Prior to joining Agios, Mr. Goddard worked from 2004 to 2010 at Archemix, where he most recently served as the vice president of finance. During his time at Archemix Mr. Goddard oversaw all aspects of financial operations. Prior to Archemix, Mr. Goddard was the corporate controller of ImmunoGen, Inc., a publicly traded oncology-focused biopharmaceutical company. During his time at ImmunoGen, Mr. Goddard was responsible for external financial reporting, financial planning and tax compliance, and initiated the company’s Sarbanes-Oxley compliance efforts. Earlier in his career, Mr. Goddard was an audit supervisor within the Technology, Communication and Entertainment group of Ernst & Young LLP and an audit manager at Feeley & Driscoll, P.C. Mr. Goddard is a graduate of Bentley College, where he earned a B.S. in Accountancy, and is a certified public accountant in the Commonwealth of Massachusetts.

EXECUTIVE COMPENSATION

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2013 were as follows: Dr. Schenkein, our chief executive officer; Mr. Higgons, our chief operating officer; Dr. Biller, our chief scientific officer; and Mr. Goddard, our senior vice president, finance.

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
David P. Schenkein, M.D.(4)	2013	$425,000	$957,057	$204,000	$3,005	$1,589,062
Chief Executive Officer	2012	$425,000	$134,513	$136,000	$2,764	$698,277
	2011	$425,000	$13,462	$170,000	$2,764	$611,226
J. Duncan Higgons	2013	$350,008	$478,525	$147,003	$2,708	$978,244
Chief Operating Officer	2012	$350,008	$117,699	$98,002	$2,665	$568,374
	2011	$350,008	$5,387	$122,503	$2,665	$480,563
Scott Biller, Ph.D.	2013	$376,000	$478,525	$157,920	$3,099	$1,015,544
Chief Scientific Officer	2012	$376,000	$117,699	$105,280	$3,052	$602,031
	2011	$376,000	$-	$131,600	$2,881	$510,481
Glenn Goddard (5)	2013	$269,138	$1,076,959	$117,000	$2,336	$1,465,433
Sr. Vice President, Finance	2012	$253,707	$53,805	$30,445	$2,264	$340,221
	2011	$244,537	$5,864	$40,000	$2,235	$292,636

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2013 and 2012 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements filed on our Annual Report on Form 10-K, filed with the SEC on March 18, 2014.

(2)	Amounts represent awards to our named executive officers under our annual performance-based cash incentive program. See “Annual performance-based cash incentives” for a description of that program. Annual cash incentive compensation for 2013 was earned in 2013 and paid in 2014. Annual cash incentive compensation for 2012 was earned in 2012 and paid in 2012.

(3)	Amounts represent the dollar value of group life insurance premiums paid during the fiscal year with respect to life insurance for the named executive officer, as well as premiums paid by us for short- and long-term disability insurance policies consistent with those provided to all of our employees.

(4)	Dr. Schenkein also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.

(5)	In connection with the promotion of Mr. Goddard from the position of vice president, finance to the position of senior vice president, finance on and effective August 28, 2013, our compensation committee approved an increase in Mr. Goddard’s annual base salary from $253,707 to $300,000, effective September 1, 2013.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2013.

Base Salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our executive officers. Base salaries for our executive officers typically are established through arm’s length negotiation at the time the executive officer is hired, taking into account the position for which the executive officer is being considered and the executive officer’s qualifications, prior experience and prior salary. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer, the need for adjustment of the base salaries of our executive officers based on changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, the executive officer’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the executive officer’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies. No formulaic base salary increases are provided to our executive officers.

Annual Performance-based Cash Incentives

We have designed our annual performance-based cash incentive program to emphasize pay-for-performance and to reward our executive officers for the achievement of our performance during the preceding year guided by specified annual corporate and individual objectives. Historically, each executive officer has been eligible, at our board of directors’ discretion, to receive an annual performance-based cash incentive, which we refer to as an annual cash incentive, in an amount corresponding to a percentage of his base salary. The amount of the annual cash incentive has been determined by our board of directors, based upon the recommendation of the compensation committee, by looking at the totality of anticipated and unanticipated achievements by us and the individual executive officer in the preceding year, including our performance against specific scientific, research, clinical, operational and financial corporate objectives. In recent years, these annual corporate objectives have primarily focused on the advancement of our lead programs.

Our compensation committee has historically targeted annual cash incentive levels for our executives below industry average for companies at the same life stage and approximate headcount. Our compensation committee has authority to adjust the incentive percentage each year in connection with its review of each executive officer’s performance.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. Historically we have not had any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Because our executives benefit from stock options only if our stock price increases relative to the stock option’s exercise price through the creation of shareholder value, we believe stock options provide meaningful incentives to our executives to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period. Prior to our initial public offering, our executives were eligible to participate in the 2007 stock incentive plan, as amended, or the 2007 Plan. During 2011 and 2012 and prior to our initial public offering in July 2013, all stock options were granted pursuant to the 2007 Plan. Following our initial public offering, our employees and executive officers are eligible to receive stock options and other stock-based awards pursuant to the 2013 stock incentive plan, or the 2013 Plan.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment, generally on an annual basis thereafter, and also at various times, often but not necessarily annually, if we have performed as expected or better. Prior to our initial public offering, the award of such stock options to our executive officers was made upon the recommendation of the compensation committee and the approval of our board of directors. None of our executive officers is currently party to an employment agreement that provides for an automatic award of stock options. We grant stock options to our executive officers with both time-based and performance-based vesting. The options that we grant to our executive officers with time-based vesting typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the option monthly thereafter. The options that we grant to our executive officers with performance-based vesting become exercisable upon the attainment of certain preclinical, clinical and regulatory milestone events recommended by the compensation committee and approved by our board of directors. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability; provided that, for certain of our executive officers, in the case of termination without cause or for good reason, as such terms are defined in the respective employment offer letters, either before or after a change in control, a portion or all of the shares underlying unvested awards will accelerate and become exercisable. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

In determining the size of the annual stock option grants to recommend for our executives, our compensation committee has historically considered industry data including information regarding comparative stock ownership and equity grants received by other executives in our industry. Our compensation committee has historically targeted equity ownership levels for our executive officers between the 50th and 75th percentile of the industry average for companies at the same life size, stage, approximate headcount and valuation. In addition, our compensation committee has historically considered our corporate performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive officers and the vesting terms of such prior awards.

We have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors, based on a number of objective and subjective factors. The exercise price of all stock options granted after the closing of our initial public offering equals the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

In the prior three-year period, we have granted options to purchase shares of our common stock to our named executive officers in the amounts set forth in the table below. In each case these grants were based on the named executive officer’s existing equity incentive holdings, level of responsibility within our company and our subjective assessment of the named executive officer’s individual performance and our overall corporate performance, in each case without reference to any specific metric.

Name	Year	Option award (# shares)
David P. Schenkein, M.D.	2013	136,363
	2012	72,727
	2011	36,363
Duncan Higgons	2013	68,181
	2012	63,636
	2011	14,545
Scott Biller, Ph.D.	2013	68,181
	2012	63,636
	2011	-
Glenn Goddard	2013	69,545
	2012	29,090
	2011	10,909

2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of our named executive officers at December 31, 2013:

	Option awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
David P. Schenkein, M.D.(1)
	247,393	-				$0.31	8/12/2019
	379,837	-		-		$0.31	8/12/2019
	22,727	13,636	(2)	-		$0.47	3/1/2021
	18,181	-		54,546	(3)	$2.34	4/5/2022
	-	-		136,363	(4)	$9.05	4/29/2023
J. Duncan Higgons(1)
	230,504	-		-		$0.31	8/12/2019
	45,454	-		-		$0.31	8/12/2019
	8,264	-		-		$0.31	8/12/2019
	36,363	-		-		$0.31	3/25/2020
	2,272	1,364	(2)	-		$0.47	3/1/2021
	7,954	2,955	(5)	-		$0.47	3/1/2021
	15,909	-		47,727	(3)	$2.34	4/5/2022
	-	-		68,181	(4)	$9.05	4/29/2023
Scott Biller, Ph.D.(1)
	10,500	13,500	(6)	-		$0.47	12/6/2020
	-	-		12,363	(7)	$0.47	12/6/2020
	177,272	40,909	(8)	-		$0.47	12/6/2020
	15,909	-		47,727	(3)	$2.34	4/5/2022
	-	-		68,181	(4)	$9.05	4/29/2023
Glenn Goddard
	38,825	6,629	(9)	-		$0.47	8/11/2020
	6,136	4,773	(10)	-		$0.69	9/14/2021
	7,272	-		21,818	(3)	$2.34	4/5/2022
	-	-		14,545	(11)	$9.05	4/29/2023
	-	55,000	(12)	-		$23.10	8/27/2023

(1)

If the executive officer’s employment is terminated by us without cause or by such named executive officer for good reason, as defined in his respective offer letter, prior to a change in control, the vesting of such named executive officer’s option and restricted stock awards shall accelerate, such that (a) in the case of such a termination of the employment of Dr. Schenkein, all shares under any such awards held by him shall vest and (b) in the case of such a termination of the employment of Mr. Higgons or Dr. Biller, 25% of the original number of shares under any such awards held by Mr. Higgons or Dr. Biller, as applicable, shall vest. The vesting of any option or restricted stock award held by a named executive officer shall be partially accelerated upon a change of control, such that 75% of the then unvested shares under any such award shall become vested. In addition, if a named executive officer’s employment is terminated by us or an acquiror without cause or by a named executive officer for good reason within 18 months following a change of control, all of such named executive officer’s option and restricted stock awards shall vest in full. See “Employment Agreements, Severance and Change in Control Arrangements” below.

(2)	The shares underlying this option vest as follows: 33% upon the FDA’s approval of our first IND application; 67% vest in approximately equal monthly installments over the following two years. On July 19, 2013, the FDA approved our first IND application, and 33% of the shares underlying the option vested.

(3)	The shares underlying this option vest as follows: 25% upon the identification of our second preclinical development candidate, as determined by our board of directors; 50% upon receipt of evidence of clinical efficacy or achievement of a pharmacodynamic endpoint, in each case, as defined within a clinical trial protocol with respect to any development candidate; and 25% on the first anniversary of the first date that both of the aforementioned milestones were achieved. On April 30, 2013, our board of directors determined that the first such milestone was achieved as of March 18, 2013, and 25% of the shares underlying the option vested.

(4)	The shares underlying this option vest as follows: 50% upon the initiation of our first pivotal clinical trial, as determined by our board of directors; and 50% upon the submission to the FDA of our first New Drug Application or foreign equivalent, as determined by our board of directors.

(5)	The unvested shares are scheduled to vest in approximately equal monthly installments through January 31, 2015.

(6)	The unvested shares commence vesting upon the acceptance by Celgene of two development candidates under our collaboration agreement, at which point the shares will vest as follows: 25% immediately, with monthly vesting for the remaining unvested shares over the following three years. On April 30, 2013, our board of directors determined that this milestone was achieved as of March 18, 2013, and 25% of the shares underlying the option vested.

(7)	The unvested shares commence vesting upon the closing of a significant new strategic collaboration, as determined by our board of directors, at which point the shares underlying this option will vest as follows: 25% immediately, with monthly vesting for the remaining unvested shares over the following three years.

(8)	The unvested shares are scheduled to vest in approximately equal monthly installments through September 20, 2014.

(9)	The unvested shares are scheduled to vest in approximately equal monthly installments through July 1, 2014.

(10)	The unvested shares are scheduled to vest in approximately equal monthly installments through September 15, 2015.

(11)	The shares underlying this option vest as follows: 25% upon the acceptance by the FDA of the our second Investigational New Drug application (or non-U.S. regulatory equivalent), as determined by the our board of directors, 50% upon receipt of evidence of clinical efficacy or achievement of a pharmacodynamic endpoint, in each case, as defined within a clinical trial protocol with respect to any development candidate; and 25% on the first anniversary of the first date that both of the aforementioned milestones were achieved. On January 17, 2014, our board of directors determined that that first such milestone was achieved and 25% of the shares underlying the option vested.

(12)	The unvested shares will vest as follows: 25% on the first anniversary of the grant date with the remaining shares vesting monthly thereafter in equal increments over 36 months.

For information on potential payments to certain of our named executive officers in connection with their termination or a change in control, as provided in their respective offer letters, see “Employment, Severance and Change in Control Arrangements” below.

Employment, Severance and Change in Control Arrangements

Employment Offer Letters

We have entered into employment offer letters with each of our named executive officers pursuant to which such executive officer is employed “at will,” meaning he or we may terminate the employment arrangement at any time. Such offer letters establish the executive officer’s title, initial compensation arrangements, eligibility for benefits made available to employees generally, and, in the case of Drs. Schenkein and Biller and Mr. Higgons, also provide for certain benefits upon termination of employment under specified conditions. The following summarizes such termination benefits:

Benefits Provided Upon Termination Without Cause or for Good Reason

Under the terms of the offer letters we have entered into with each of Drs. Schenkein and Biller and Mr. Higgons, subject to the execution and effectiveness of a release of claims against us, if such executive officer’s employment is terminated by us without cause or by such executive officer for good reason, as defined in such offer letters, prior to a change of control, as defined in such offer letters, we will be obligated to (i) pay an amount equal to his then-current monthly base salary for a period of 12 months and his target annual cash incentive, (ii) continue to provide such executive officer with health and dental insurance consistent with the then-current benefit plans provided by us for a period of 12 months and (iii) accelerate the vesting of such executive officer’s option and restricted stock awards, such that (a) in the case of such a termination of the employment of Dr. Schenkein, all shares under any such awards held by him shall vest and (b) in the case of such a termination of the employment of Mr. Higgons or Dr. Biller, 25% of the original number of shares under any such awards held by Mr. Higgons or Dr. Biller, as applicable, shall vest.

Benefits Provided Upon a Change in Control

Under the terms of the offer letters we have entered into with each of Drs. Schenkein and Biller and Mr. Higgons, the vesting of any option award held by such executive officers shall be partially accelerated upon a change of control, such that 75% of the then unvested shares under any such award shall become vested. In addition, if such executive officer’s employment is terminated by us or our acquiror without cause or by such executive officer for good reason within 18 months following a change of control, all of such executive officer’s option and restricted stock awards shall vest in full.

Other Agreements

We have entered into non-competition, non-solicitation, confidentiality and assignment agreements with each of our named executive officers. Under the non-competition, non-solicitation, confidentiality and assignment agreements, each named executive officer has agreed (i) not to compete with us during his employment and for a period of one year after the termination of his employment, (ii) not to solicit our employees or customers during his employment and for a period of one year after the termination of his employment, (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property that is developed during the course of his employment and for a period of six months after the termination of his employment, that results from tasks assigned by us or that results from the use of our property, premises, or confidential information.

Equity Compensation Plans and Other Benefits

2013 Stock Incentive Plan

Our 2013 Stock Incentive Plan, or the 2013 Plan, was adopted by our board of directors in June 2013 and approved by our stockholders in July 2013 and provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2013 Plan is equal to the sum of (1) 909,090 shares plus (2) the number of shares (3,844,993 shares) equal to the sum of the number of shares of our common stock available for issuance under the 2007 Plan, and the number of shares of our common stock subject to outstanding awards under the 2007 Plan, that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until the expiration of the 2013 Plan, equal to the lesser of (i) 2,000,000 shares of our common stock, (ii) 4% of the outstanding shares on such date or (iii) an amount determined by our board of directors. On January 1, 2014, the annual increase for the 2013 Plan resulted in an additional 1,242,966 shares authorized for issuance.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2013 Plan. However, incentive stock options may only be granted to our employees.

Pursuant to the terms of the 2013 Plan, our board of directors administers the 2013 Plan and, subject to any limitations in the 2013 Plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options; and

•	the number of shares of our common stock subject to any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our board of directors delegates authority to an executive officer to grant awards under the 2013 Plan, the executive officer has the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may make.

Upon a merger or other reorganization event, our board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the 2013 Plan as to some or all outstanding awards other than restricted stock:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);

•	upon written notice to a participant, provide that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

•	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds; and/or

•	any combination of the foregoing.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2013 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

No award may be granted under the 2013 Plan on or after July 10, 2023. Our board of directors may amend, suspend or terminate the 2013 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2007 Stock Incentive Plan

The 2007 Plan was first adopted by our board of directors and first approved by our stockholders in September 2007 and was amended in June 2008, August 2009, September 2010 and March 2012. The 2007 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options, stock awards, restricted stock awards and stock appreciation rights. Our employees, officers, directors, consultants and advisors were eligible to receive awards and stock appreciation rights under the 2007 Plan. However, incentive stock options could only be granted to our employees. The terms of awards were set forth in the applicable award agreements.

We no longer grant stock options or other awards under the 2007 Plan. However, any shares of common stock subject to awards under the 2007 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2013 Plan up to a specified number of shares.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend:

•	the number and class of securities and exercise price per share of each outstanding option under the 2007 Plan;

•	the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock award under the 2007 Plan; and/or the terms of each other outstanding award under the 2007 Plan shall be equitably adjusted by the administrator (or substitute awards may be made, if applicable).

Upon a reorganization event, as defined in the 2007 Plan, the administrator may, in the case of awards under the 2007 Plan other than restricted stock awards, take one or more of the following actions as to all or any, or any portion of, outstanding awards, other than restricted stock awards:

•	arrange for or provide that each outstanding award will be assumed or a substantially similar award will be substituted by the acquiring or succeeding corporation (or an affiliate thereof);

•	provide, upon notice to the participant, that unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period of time following the date of such notice;

•	provide that outstanding awards will become vested or exercisable, or restrictions applicable to such awards will lapse, in full or in part, at or immediately prior to such event;

•	in the event of a reorganization event under the terms of which holders of our common stock will receive a cash payment per share surrendered in the transaction, make or provide for an equivalent cash payment in exchange for the termination of such equity awards;

•	provide that in the event of a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; or

•	any combination of the foregoing.

Upon a reorganization event, as defined in the 2007 Plan, other than a liquidation or dissolution, the repurchase and other rights we may have under each outstanding restricted stock award under the 2007 Plan shall inure to the benefit of our successor and shall, unless the administrator determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock award. Upon a reorganization event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award under the 2007 Plan or any other agreement between a participant and us, all restrictions and conditions on all restricted stock awards then outstanding shall automatically be deemed terminated or satisfied.

The administrator may at any time provide that any award under the 2007 Plan shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part. The administrator may amend, modify or terminate any outstanding award under the 2007 Plan, including but not limited to, substituting another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject in certain cases to the participant’s consent.

2013 Employee Stock Purchase Plan

In June 2013, our board of directors adopted, and in July 2013 our stockholders approved, the 2013 employee stock purchase plan, or the 2013 ESPP. The 2013 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2013 ESPP initially provides participating employees with the opportunity to purchase up to an aggregate of 327,272 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2013 ESPP will automatically increase on the first day of each fiscal year, commencing on January 1, 2014 and ending on January 1, 2023, in an amount equal to the lowest of (i) 509,090 shares of our common stock, (ii) 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, or (iii) an amount determined by our board of directors. The 2013 ESPP provides for six-month offering periods, commencing if and when approved by our board of directors, during which eligible employees may elect to have a specified percentage of their compensation withheld through payroll deductions for the purpose of purchasing shares at the end of the period. All of our employees or employees of any designated subsidiary, as defined in the 2013 ESPP, are eligible to participate in the 2013 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;

•	such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2013 ESPP; and

•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2013 ESPP.

No employee is eligible to purchase shares of our common stock that would result in the employee owning 5% or more of the total combined voting power or value of our stock immediately after such purchase. In addition under the 2013 ESPP, no employee may purchase common stock under the plan in excess of $25,000 for each calendar year, or such lesser amount as determined by our board of directors.

We expect to make one or more offerings to our employees to purchase stock under the 2013 ESPP. The first offering period under the 2013 ESPP will commence on July 1, 2014, and future offering periods under the 2013 ESPP will commence at such time or times as our board of directors may determine. Payroll deductions made during each offering period will be held for the purchase of our common stock at the end of the offering period.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of ten percent of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2013 ESPP on the last business day of the offering period is deemed to have purchased shares, to the extent of accumulated payroll deductions within the 2013 ESPP ownership limits. Under the terms of the 2013 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or the last business day of the offering period. Our board of directors may, in its discretion, choose a different period of 12 months or less for each offering period.

An employee who is not a participant on the last day of the offering period is not entitled to purchase shares under the 2013 ESPP, and the employee’s accumulated payroll deductions will be refunded. An employee’s rights under the 2013 ESPP terminate upon voluntary withdrawal from an offering under the 2013 ESPP at any time, or when the employee ceases employment for any reason.

We will be required to make equitable adjustments in connection with the 2013 ESPP and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization.

Our board of directors may at any time, and from time to time, amend or suspend the 2013 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code. Further, our board of directors may not make any amendment that would cause the 2013 ESPP to fail to comply with Section 423 of the Internal Revenue Code. Upon termination, we will refund all amounts in the accounts of participating employees that have not been used to purchase shares.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $17,500 in 2013, and have the amount of the reduction contributed to the 401(k) plan. Participants that will turn age 50 in 2013 are also eligible to make “catch-up” contributions, which in 2013 may be up to an additional $5,500 above the statutory limit.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2010, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Collaboration with Celgene, Series B Convertible Preferred Stock Financing and Private Placement

In April 2010, we entered into a collaboration agreement with Celgene Corporation. In October 2011, we amended this collaboration agreement. Pursuant to the collaboration, we received an upfront payment of $121.2 million in April 2010 and a payment of $20.0 million in October 2011 in consideration of entering into an amendment to extend the discovery phase of the agreement. In December 2013, Celgene elected to extend the discovery phase of the collaboration agreement by an additional year, extending the initial period of exclusivity from four years to five years. As a result of the extension, we will receive a $20.0 million extension payment from Celgene, which payment is expected in May 2014.

Simultaneously with entering into the collaboration agreement, in April 2010, we issued and sold 5,190,551 shares of our series B convertible preferred stock to Celgene at a purchase price per share of $1.70 for an aggregate purchase price of approximately $8.8 million. In connection with such sale of shares of our series B preferred stock to Celgene, we were granted the right to require Celgene to purchase, either in our initial public offering or, at our determination, in a concurrent private placement, at a per share purchase price equal to the public offering price, a number of shares of our common stock having an aggregate purchase price equal to the lesser of 10% of the total gross proceeds for the shares sold in the public offering or $10 million. If we did not exercise this option to issue and sell the shares to Celgene, then Celgene had the right to elect to purchase, at a per share purchase price equal to the public offering price in our initial public offering, a number of shares of our common stock having an aggregate purchase price equal to 10% of the total gross proceeds for the shares sold in the public offering. In July 2013, Celgene exercised this right and an affiliate of Celgene purchased $12.75 million of our common stock in a private placement concurrent with the closing of our initial public offering on July 29, 2013 at a price per share equal to the initial public offering price. The sale of such shares of common stock were issued pursuant to Section 4(a)(2) under the Securities Act relating to transactions not involving any public offering, and were not registered under the Securities Act.

Perry Karsen, a member of our board of directors, is an executive vice president of Celgene Corporation.

Each share of our series B preferred stock automatically converted into common stock at a one-for-one ratio upon the closing of our initial public offering in July 2013.

Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock Financing

During November 2011, we issued and sold an aggregate of 7,395,829 shares of our series C-1 convertible preferred stock and 8,486,560 shares of our series C-2 convertible preferred stock, each at a purchase price per share of $4.9111, for an aggregate purchase price of approximately $78.0 million.

The following table sets forth the number of shares of series C-1 convertible preferred stock or series C-2 convertible preferred stock that were issued to holders of more than 5% of our voting securities and their affiliates in connection with the series C-1 convertible preferred stock and series C-2 convertible preferred stock financing and the aggregate cash purchase price paid by such entities.

Purchaser(1)	Shares of series C-1 convertible preferred stock	Shares of series C-2 convertible preferred stock(7)	Purchase price
ARCH Venture Fund VII, L.P.(2)	—	617,031	$3,030,301
Flagship Ventures Fund 2007, L.P.(3)	—	617,031	$3,030,301
Third Rock Ventures, L.P.(4)	—	802,141	$3,939,395
Entities affiliated with Fidelity Management & Research Company(5)	6,377,730	—	$31,321,670
Celgene European Investment Company LLC(6)	—	5,839,496	$28,678,349

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for more information about these entities.

(2)	Robert T. Nelsen, a member of our board of directors, is a managing director of ARCH Venture Partners VII, LLC, the sole general partner of ARCH Venture Partners VII, L.P., the sole general partner of ARCH Venture Fund VII, L.P.

(3)	Douglas Cole, a member of our board of directors, is a member of Flagship Ventures 2007 General Partner LLC, the sole general partner of Flagship Ventures Fund 2007 L.P. (the “Fund”). Dr. Cole does not have either voting or investment control over the Fund’s shares and he disclaims beneficial ownership of the Fund’s shares, except to the extent of his pecuniary interest therein. Dr. Cole does not own shares in his individual capacity.

(4)	Kevin Starr, a member of our board of directors, is a partner of Third Rock Ventures. Mr. Starr may be deemed to have voting and investment power over the shares held by Third Rock Ventures, L.P. Mr. Starr disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(5)	Consists of (a) 50,916 shares of series C-1 convertible preferred stock purchased by Fidelity Select Portfolios: Pharmaceuticals Portfolio, (b) 229,509 shares of series C-1 convertible preferred stock purchased by Fidelity Select Portfolios: Biotechnology Portfolio, (c) 13,990 shares of series C-1 convertible preferred stock purchased by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, (d) 2,036,659 shares of series C-1 convertible preferred stock purchased by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (e) 3,363,446 shares of series C-1 convertible preferred stock purchased by Fidelity Contrafund: Fidelity Advisor New Insights Fund, (f) 353,944 shares of series C-1 convertible preferred stock purchased by Fidelity Securities Fund: Fidelity Small Cap Opportunities Fund, and (g) 329,266 shares of series C-1 convertible preferred stock purchased by Fidelity Capital Trust: Fidelity Small Cap Independence Fund.

(6)	Perry Karsen, a member of our board of directors, is an executive vice president of Celgene Corporation, the parent corporation of Celgene European Investment Company LLC.

(7)	Each share of our series C-1 and C-2 preferred stock automatically converted into common stock at a one-for-one ratio upon the closing of our initial public offering in July 2013.

Cantley Consulting Agreement

In July 2010, we entered into a consulting agreement with Lewis C. Cantley, Ph.D., a member of our board of directors, under which Dr.  Cantley is paid $175,000 annually to serve as a special scientific consultant to us, with a commitment of one day per week.

Foundation Medicine

In March 2013, we entered into a master services agreement with Foundation Medicine. Under that agreement, Foundation Medicine has agreed, on a non-exclusive basis, to provide mutation analysis for the clinical trials in our IDH1 and IDH2 programs. Nothing has been paid to date under this agreement, and we do not expect to incur meaningful costs under this agreement until later in 2014. Dr.  Schenkein, our chief executive officer and a director, is a director of Foundation Medicine.

Policies and Procedures for Related Party Transactions

In June 2013, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

Our related persons transaction policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and the board has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2007. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law or our certificate of incorporation or our bylaws. However, the board is submitting the audit committee’s selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2013	2012
Audit Fees (1)	$702,500	$55,000
Audit Related Fees (2)	—	—
Tax Fees (3)	48,915	59,735
All Other Fees (4)	2,725	—

Total	$754,140	$114,735

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2013 Audit Fees is $517,500 of fees billed in connection with our initial public offering.

(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2013 or 2012.

(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

(4)	All Other Fees consist of database subscription fees paid to Ernst & Young LLP. There were no such fees incurred in 2012.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining such independence.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2013. Prior to our initial public offering in July 2013, we had not formed an audit committee and thus management approved all fees of the auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of December 31, 2013, by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 31,202,542 shares of our common stock outstanding as of December 31, 2013. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of December 31, 2013 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Agios Pharmaceuticals, Inc., 38 Sidney Street, 2nd Floor, Cambridge, MA 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares beneficially owned
Name of beneficial owner	Number	Percentage

5% stockholders
Third Rock Ventures, L.P.(1)	5,564,414	17.83%
Entities affiliated with Celgene Corporation(2)	4,719,259	15.12%
ARCH Venture Fund VII, L.P.(3)	3,860,738	12.37%
Flagship Ventures Fund 2007, L.P.(4)	3,860,738	12.37%
Entities affiliated with Fidelity Management & Research Company(5)	4,503,527	14.43%

Named executive officers and directors
David P. Schenkein, M.D.(6)	1,044,197	3.35%
Duncan Higgons(7)	456,417	1.46%
Scott Biller, Ph.D.(8)	213,771	*
Glenn Goddard(9)	59,164	*
Lewis C. Cantley, Ph.D.(10)	590,528	1.89%
Douglas G. Cole, M.D.(11)	—	*
Perry Karsen(12)	—	*
John M. Maraganore, Ph.D.	44,333	*
Robert T. Nelsen(13)	3,860,738	12.37%
Kevin P. Starr(14)	5,564,414	17.83%
Paul J. Clancy	—	*
Marc Tessier-Lavigne, Ph.D.	105,372	*
All executive officers and directors as a group (11 persons)(15)	11,938,934	38.26%

*	Less than 1%.

(1)	Based solely on a Schedule 13G filed with the SEC on February 12, 2014. Includes 5,564,414 shares of common stock (the “Shares”) of which Third Rock Ventures, L.P. (“TRV LP”) is the record owner. As the sole general partner of TRV LP, Third Rock Ventures G.P., L.P. (“TRV GP”) may be deemed to beneficially own the shares owned by TRV LP. As the sole general partner of TRV GP, TRV GP LLC likewise may be deemed to beneficially own the shares owned by TRV LP. As a managing member of TRV GP LLC, Kevin P. Starr, a member of our board of directors, may also be deemed to beneficially own the shares owned by TRV LP. Each of TRV LP, TRV GP, TRV GP LLC and Mr. Starr (the “Reporting Persons”) disclaims beneficial ownership of the Shares except for the shares, if any, such Reporting Person holds of record. The address of each of the Reporting Persons is 29 Newbury Street, Suite 401, Boston, MA 02142.

(2)	Consists of 4,010,926 shares of common stock held by Celgene European Investment Company LLC (“Celgene LLC”) and 708,333 shares of common stock held by Celgene Alpine Investment Co., LLC (“Celgene Alpine LLC”). Celgene LLC and Celgene Alpine LLC are wholly-owned subsidiaries of Celgene Corporation. The address for Celgene Corporation is 86 Morris Avenue, Summit, NJ 07901.

(3)	Based solely on a Schedule 13G filed with the SEC on February 6, 2014. Includes 3,860,738 shares of common stock (the “Shares”) of which ARCH Venture Fund VII, L.P. (“ARCH Venture Fund VII”) is the record owner. ARCH Venture Partners VII, L.P. (“AVP VII LP”), as the sole general partner of ARCH Venture Fund VII, may be deemed to beneficially own the Shares. ARCH Venture Partners VII, LLC (“AVP VII LLC”), as the sole general partner of AVP VII LP, may be deemed to beneficially own the Shares. As managing directors of AVP VII LLC, each of Keith Crandell, Clinton Bybee and Robert Nelsen, a member of our board of directors, may also be deemed to share the power to direct the disposition and voting of the Shares. Each of ARCH Venture Fund VII, AVP VII LP, AVP VII LLC and Messrs. Crandell, Nelsen and Bybee (the “Reporting Persons”) disclaims beneficial ownership of the Shares except for such Shares that such Reporting Person holds of record. The address for each of the Reporting Persons is 8725 West Higgins Road, Suite 290, Chicago, IL 60631.

(4)	Based solely on a Schedule 13G filed with the SEC on February 10, 2014. Includes 3,860,738 shares of common stock (the “Shares”) of which Flagship Ventures Fund 2007, L.P. (“Flagship Fund”) is the record holder. As the general partner of Flagship Fund, Flagship Ventures 2007 General Partner LLC (“Flagship GP”) may be deemed to beneficially own the Shares. Noubar B. Afeyan, Ph.D. and Edwin M. Kania, Jr., as Managers of Flagship GP with shared voting and investment power over the Shares, may be deemed to beneficially own the Shares. Each of Flagship Fund, Flagship GP and Messrs. Afeyan and Kania (the “Reporting Persons”) expressly disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein. The address for each of the Reporting Persons is One Memorial Drive, 7th Floor, Cambridge, MA 02142.

(5)

Based solely on a Schedule 13G filed with the SEC on November 12, 2013. Includes 4,316,736 shares of common stock beneficially owned by Fidelity Management & Research Company (“Fidelity”), 245 Summer Street, Boston, Massachusetts 02210, a wholly-owned subsidiary of FMR LLC and an investment adviser to various investment companies; 185,091 shares of common stock beneficially owned by Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMC LLC and an investment advisor to various investment companies; and 1,700 shares of common stock beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment advisor to institutional accounts. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, has sole dispositive power over the 4,316,736 shares owned by funds advised by Fidelity. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners of shares representing 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement with respect to their shares. As such, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. The power to vote or direct the voting of shares owned directly by the Fidelity funds resides in the funds’ boards of trustees. Each of Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, has sole dispositive power over 185,091 shares owned by the SelectCo funds. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole dispositive and voting power over the 1,700 shares owned by the institutional accounts managed by PGATC.

(6)	Consists of (a) 669,653 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013, (b) 187,272 shares of common stock held by the David P. Schenkein 2004 Revocable Trust, and (c) 187,272 shares of common stock held by the Amy P. Schenkein 2004 Revocable Trust.

(7)	Consists of (a) 347,327 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013 and (b) 109,090 shares of common stock.

(8)	Consists of 213,771 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013.

(9)	Consists of 59,164 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013.

(10)	Consists of (a) 135,984 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013 (b) 363,636 shares of common stock and (c) 90,908 shares of common stock held by Mariko Cantley, Dr. Cantley’s daughter.

(11)	Dr. Cole does not own shares in his individual capacity. He is a member of Flagship GP, the sole general partner of Flagship Fund. Dr. Cole does not have either voting or investment control over Flagship Fund’s shares and he disclaims beneficial ownership of Flagship Fund’s shares, except to the extent of his pecuniary interest therein.

(12)	Mr. Karsen does not own shares in his individual capacity. He is an executive vice president of Celgene Corporation. Celgene LLC and Celgene Alpine LLC are wholly-owned subsidiaries of Celgene Corporation. Mr. Karsen does not have either voting or investment control over Celgene LLC’s or Celgene Alpine LLC’s shares and he disclaims beneficial ownership of Celgene LLC’s and Celgene Alpine LLC’s shares, except to the extent of his pecuniary interest therein, if any.

(13)	Consists of the shares described in note (3) above. Mr. Nelsen is a managing director of AVP VII LLC, which is the sole general partner of AVP VII LP, which is the sole general partner of ARCH Venture Fund VII, and as such may be deemed to beneficially own such shares. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(14)	Consists of the shares described in note (1) above. Mr. Starr is a managing member of TRV GP LLC and may be deemed to have voting and investment power over the shares held by TRV LP. Mr. Starr disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(15)	Includes 1,430,262 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except with respect to a late Form 4 filing concerning an option grant to Mr. Goddard, a late Form 4 filing concerning shares of common stock acquired by Dr. Tessier-Lavigne and a late Form 4 filing concerning shares of common stock acquired by Dr. Maraganore.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2013. As of December 31, 2013, we had two equity compensation plans, each of which was approved by our stockholders: our 2007 stock option plan and our 2013 stock incentive plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,846,168	$4.14	655,036
Equity compensation plans not approved by security holders	—	—	—

Total	3,846,168	$4.14	655,036

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 16, 2014, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2015 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2014 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2015 annual meeting of stockholders, such a proposal must be received by us no earlier than January 30, 2015 and no later than March 1, 2015. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Agios Pharmaceuticals, Inc.

38 Sidney Street, 2nd Floor

Cambridge, MA 021395

Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address, telephone number Agios Pharmaceuticals, Inc., 38 Sidney Street, 2nd Floor, Cambridge, MA 02139, Attention: Corporate Secretary, 617-649-8600. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the annual meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

AGIOS PHARMACEUTICALS, INC. 38 SIDNEY STREET, 2ND FLOOR Attn: Min Wang CAMBRIDGE, MA 02139-4169

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors		☐	☐	☐
Nominees
01	Dr. Lewis C. Cantley 02 Perry Karsen 03 Paul J. Clancy

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2 Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — —

AGIOS PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

May 30, 2014 1:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Schenkein, J. Duncan Higgons and Glenn Goddard, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AGIOS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 1:00 PM, EST on 5/30/2014, at Wilmer Cutler Pickering Hale and Dorr LLP’s offices, 60 State Street, Boston, MA 02109 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side